Exhibit 99.2 2-Year Earnings Projections 1 Adjusted Adjusted Guidance Guidance 2022 2023 2024 (Dollars and shares in millions, except EPS amounts) Low – High Low – High Sempra California $1,713 $1,695 – $1,790 $1,850 – $1,990 Sempra Texas 736 685 – 745 725 – 785 Sempra Infrastructure 810 625 – 685 625 – 685 Parent (344) (315) – (295) (340) – (320) Adjusted Earnings $2,915 $2,690 – $2,925 $2,860 – $3,140 Wtd. Avg. diluted common shares outstanding 316 316 318 EPS Guidance Range $8.60 – $9.20 $9.10 – $9.80 1. See Appendix for information regarding and Adjusted Earnings, which is a non-GAAP financial measure. 2022 Adjusted Earnings for SDGE and SoCalGas were $915M and $798M, | 16 respectively. 2022 GAAP Earnings (Losses) for SDGE, SoCalGas, Sempra Infrastructure, Parent & Other, and Sempra Consolidated were $915M, $599M, $310M, ($466M), and $2,094M, respectively.

1 Utilities Projected Rate Base Growth ($ in billions) 8% 8% 10% CAGR CAGR CAGR $33.2 $21.0 $20.4 $15.7 $13.8 $10.5 2022A 2027E 2022A 2027E 2022A 2027E 1. California rate base figures represent 13-month weighted-average projections, excluding CWIP. The resolution of the 2024 GRC could cause actual results to differ materially from | 17 these assumptions. Includes 100% of Oncor’s and Sharyland’s actual and projected year-end rate base. Oncor’s rate base estimates calculated based on its current projected CapEx for 2023 – 2027.